Exhibit 99.3

Contact:
Maria A. Grasso
Executive Vice President, Chief Operating Officer
Flushing Financial Corporation
718-961-5400

FOR IMMEDIATE RELEASE

JOHN E. ROE, SR. ELECTED CHAIRMAN OF THE BOARD OF FLUSHING FINANCIAL CORPORATION

LAKE SUCCESS, NY – February 16, 2011 – Flushing Financial Corporation (the “Company”) (Nasdaq-GS: FFIC), the parent holding company for Flushing Savings Bank, FSB (the “Bank”), announced today that John E. Roe, Sr. has been elected Chairman of the Board of Directors of the Company and the Bank, effective February 16,  2011.

John E. Roe, Sr. has been a member of Board of Directors of the Company since its formation in 1994 and of the Bank since 1968.  Mr. Roe is a retired Captain of the United States Navy Reserve and was appointed Rear Admiral of the New York State Naval Militia by the Governor of New York.  He is a former Trustee of Eastern Long Island Hospital and of Flushing Hospital Medical Center, where he spent ten years as Chairman of the Board.  Mr. Roe recently retired as Chairman of City Underwriting Agency. Mr. Roe stated “I am extremely proud of this nomination and thank my fellow board members for their support and confidence.  I would like to thank Gerard P. Tully, Sr., who has served as Chairman of the Company since its formation and of the Bank for the past 30 years.  Under Gerry’s leadership, Flushing Financial converted to a public company, and the Bank grew from a small community bank to one with over $4 billion in assets.”

John R. Buran, President and Chief Executive Officer of Flushing Financial stated: “During John’s tenure as a Director, he has served as Chairman of the Nominating and Governance Committee and Chairman of the Insurance Committee.  He has also been a member of the Compensation, Audit and Investment Committees. I look forward to working with John in his new role as we continue to grow the Flushing Financial franchise.” Gerard P. Tully, Sr., the outgoing Chairman, who will remain on the Board, stated: "John’s contributions throughout the years have proved invaluable. Most notably, his insurance industry experience as Chairman of City Underwriting Agency has provided unique insights in assessing the Company’s risk profile. His involvement in many of the Board’s most vital committees has given him a broad understanding of our business. These experiences will serve him well in his new role as Chairman of the Board for Flushing Financial Corporation. I know I speak for the entire Board of Directors in wishing him great success in his new role as Chairman of the Board."

About Flushing Financial Corporation

Flushing Financial Corporation, with $4.3 billion in consolidated assets, is the parent holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the Federal Deposit Insurance Corporation. Flushing Bank is a trade name of Flushing Savings Bank, FSB.  The Bank serves consumers and businesses by offering a full complement of deposit, loan, and cash management services through its sixteen banking offices located in Queens, Brooklyn, Manhattan, and Nassau County.  The Bank also operates an online banking division, iGObanking.com®, which enables the Bank to expand outside of its current geographic footprint.  In 2007, the Bank established Flushing Commercial Bank, a wholly-owned subsidiary, to provide banking services to public entities including counties, cities, towns, villages, school districts, libraries, fire districts and the various courts throughout the metropolitan area.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company’s website at http://www.flushingbank.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and in other documents filed by the Company with the Securities and Exchange Commission from time to time.  Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue” or similar terms or the negative of these terms.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  The Company has no obligation to update these forward-looking statements.